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                                                                   EXHIBIT 10.11

                           IVEX PACKAGING CORPORATION
                   1999 LONG-TERM INCENTIVE COMPENSATION PLAN


     1 Purpose.

          The purpose of the Ivex Packaging Corporation 1999 Long-Term Incentive Compensation Plan (the "Plan") is to align the interests of employees of Ivex Packaging Corporation, a Delaware corporation (the "Company") with those of the equity holders of the Company, to attract, motivate and retain the best available employees of the Company, and to reward the performance of such individuals in the performance of their services.

     2. Definitions.


          The following terms, as used herein, shall have the following meanings:

     (a) "Award" shall mean the grant of a cash award to a Participant under the Plan, which will become Vested and Earned as set forth herein.

     (b) "Award Agreement" shall mean any written letter, agreement, contract or other instrument or document signed by the Company evidencing one or more annual Awards; each Award Agreement shall set forth, among other things, the dollar amount of each annual Award granted pursuant thereto and the grant date thereof.

     (c)  "Change in Control" shall mean

               (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20.0%) or more of the common stock or other voting securities of the Company; provided, however, for purposes of this definition the following acquisitions shall not constitute a Change in Control (A) any acquisition directly from the Company or (B) any acquisition by the Company; or



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               (ii) Individuals who, as of the date hereof, constitute the board of directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the board of directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

               (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock or other voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, at least sixty percent (60%) of the then outstanding common stock or other voting securities of the entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their respective ownership immediately prior to such Business Combination; provided, however, that the provisions of this clause (iii) shall be applied, in connection with and after any such Business Combination, as if all references to the Company were replaced by references to the entity resulting from such Business Combination and shall be applied, with respect to any subsequent Business Combination, as if the reference in this clause (iii) to "at least sixty percent (60%)" were replaced by a reference to "at least ninety-five percent (95%)"; or

               (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.



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     (e)  "Company" shall have the meaning set forth in Section 1 hereof.

     (f)  "Effective Date" shall mean January 1, 2000.

     (g) "For Good Reason" shall have the meaning set forth in the Participant's employment agreement (or other such similar agreement) with the Company.

     (h) "Participant" shall mean any employee of the Company who receives an Award under the Plan.

     (i) "Payment Date" shall mean the last business day of the calendar year in which an Award (or portion thereof) becomes Vested and Earned pursuant to the terms hereof.

     (j) "Permanent Disability" shall mean any disability or incapacity of a Participant as defined in such Participant's employment agreement (or other such similar agreement) with the Company.

     (k)  "Plan" shall have the meaning set forth in Section 1 hereof.

     (l) "Without Cause" shall have the meaning set forth in the Participant's employment agreement (or other such similar agreement) with the Company.

     (m) "Stock Loan" shall mean the Participant's loan(s) payable to the Company which were executed in connection with the Company's October 1997 initial public offering.

     3. Administration.

          The Plan shall be administered by the Company. The Company shall have the authority, in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in connection with the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the dollar amount of the Awards to be granted to any Participant; to construe and interpret the Plan and any Award; to prescribe, amend and rescind


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rules and regulations relating to the Plan; to determine the terms and provisions of Award Agreements, consistent with the terms and provisions of the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan, consistent with the terms and provisions of the Plan.

     4. Eligibility.

          Awards may be granted to employees of the Company. In determining the persons to whom Awards shall be granted and the terms and conditions of such Awards, the Company shall take into account such factors as the Company shall deem relevant to accomplishing the purposes of the Plan.

     5. Awards.

          Each Award shall be evidenced by an Award Agreement in such form and having such terms and conditions as the Company shall from time to time approve.

          (a) Right of Payment with Respect to Awards. The Company shall pay, or provide, to the Participant, as the case may be, on each Payment Date with respect to a Vested and Earned Award (i) a letter acknowledging the Participant's repayment of a portion of the principal of his Stock Loan in an amount equal to the excess of (x) the Vested and Earned portion of the Participant's Award over (y) the sum of all deductions and withholdings for all applicable federal, state and local taxes and all applicable social security, medicare, FICA and other withholdings (the "Stock Loan Withholdings") applicable to the Vested and Earned portion of such Participant's Award, and (ii) cash in an amount (such that after payment of the Stock Loan Withholdings), the Participant retains an amount equal to the Participant's federal, state and local tax obligations and medicare and FICA obligations on such Stock Loan Withholding.

          (b) Vesting of Awards. Except as otherwise set forth herein, the annual Awards shall become "Vested" one-third on December 31st in the calendar year for which the Award is intended to provide incentive compensation to the Participant and one-third on each of the two succeeding anniversaries thereof. In addition, upon the occurrence of a Change in Control and/or the Participant's termination of employment Without Cause or For Good Reason on or prior to a Payment Date, all of the then Earned Awards shall become Vested. Also, all Earned but Unvested Awards shall become Vested upon the death or Permanent Disability of a Participant.



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          (c) Earning of Awards. Except as otherwise set forth herein, the
Awards shall be "Earned" as follows:

               (i) Fifty percent (50%) of an annual Award shall be deemed Earned on January 1 in the calendar year for which the Award is intended to provide incentive compensation to the Participant (the "Base Portion");

               (ii) Fifty percent (50%) of an annual Award shall be deemed Earned on December 31st of the calendar year for which the Award is intended to provide incentive compensation to the Participant (the "Performance Portion") if the Company's earnings-per-share ("EPS") for such year equals or exceeds the 15% EPS growth target for such year. The exact percentage of the Performance Portion actually earned in any year (to the extent the Company's EPS growth is greater than 10% and less than 25%) shall be interpolated for EPS falling within the range set forth in the table below:

          Target EPS     % of Performance
           Growth          Portion Earned   2000     2001      2002

         Less than 10%         --            --       --        --
             10%               50%          $        $         $
             15%              100%          $        $         $
             20%              150%          $        $         $
             25%              200%          $        $         $

          In addition, the Company retains the right to adjust the EPS targets so that the year-over-year EPS targets reasonably and fairly approximate the growth rates set forth in the left-hand column. Except as otherwise set forth in this Plan, any Awards subject to this clause (ii) which are not Earned as set forth above shall be automatically cancelled.

          (d) Termination of Employment. Notwithstanding anything herein to the contrary, if a Participant's employment by the Company is terminated for any reason (other than death, Disability, Without Cause or For Good Reason) any Awards that are not Vested and Earned as of the date of such termination shall be forfeited as of the date of such termination.

          (e) Restrictions. Awards shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by any Participant other than by will or the laws of descent and distribution.




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     6. General Provisions.

          (a) Compliance with Legal Requirements. The Plan and the granting of, and payments with respect to, Awards, and the other obligations of the Company under the Plan and any Award Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental authority or agency as may be required.

          (b) No Right To Continued Employment or Service. Nothing in this Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ or service of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant's employment or service.

          (c) Withholding Taxes. At the time the Company makes any reduction of a Stock Loan or payment relating to any Award, the Company may withhold from such payment the full amount of any federal, state and local tax withholding and any other employment taxes and any medicare or FICA required to be withheld or otherwise deducted.

          (d) Amendment and Termination of the Plan. The Company may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. Notwithstanding the foregoing, subject to the other provisions of the Plan and the applicable Award Agreement, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Award theretofore granted under the Plan. If the Plan is terminated, any outstanding Award shall continue to be administered in accordance with its terms and the terms of the Plan in effect immediately prior to such termination.

          (e) Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

          (f) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any



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such Participant any rights that are greater than those of a general creditor of the Company.

          (g) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Illinois without giving effect to the conflict of laws principles thereof.

          (h) Effective Date. The Plan shall become effective upon the Effective Date.






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